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                                                                    EXHIBIT 10.3

                      ASIA IT CAPITAL INVESTMENTS LIMITED

                15 RUE DE LA CONFEDERATION, GENEVE 1204, SUISSE

15th December 2000
HTTP Technology Inc
46 Berkeley Square
Mayfair
London
WlX 5DB

Dear Sirs

    We are pleased to advise you that we are prepared to place at your disposal an unsecured loan facility in the amount of US$20,000,000 (Twenty Million United States Dollars) (the "Facility"). Set out below are the terms and conditions relating to the Facility.

1.  DEFINITIONS

    (a) "Asia IT" means Asia IT Capital Investments Limited

    (b) "The Facility" means this letter and the matters set out herein

    (c) "Draw down" means the drawing of funds under the Facility

    (d) "Advance" means any funds outstanding under the Facility

    (e) "LIBOR" means the average London Inter Bank Offered Rate for US$ (United States dollars) for the period of the Advance as taken at 11:00am on the day of Draw down as determined by Asia IT

    (f) "HTTP Technology Inc." or "HTTP" means HTTP Technology, Inc., a Utah corporation with US taxpayer ID Number 13-3758042 or its successors in title

    (g) "The Period" means the length of time each Advance is to be outstanding

    (h) "The Commitment Period" means 1st January 2001 to the nearest business day following 31st December 2001.

2.  CURRENCY AND AVAILABILITY

    (a) The Facility is only available to be drawn down in US Dollars and must be repaid in US Dollars.

    (b) A Draw down under the Facility must be in multiples of US$1,000,000 (one million United States dollars) unless otherwise agreed in writing by Asia IT

    (c) No Draw down shall be made of an amount which would cause the total amount of the Facility, including any outstanding interest, to be exceeded.

    (d) The final Draw down under the Facility must be at least one month prior to the end of the Commitment Period

    (e) No pre-payment may be made of any Draw down

    (f) Notification of a Draw down shall be given at least ten working days prior to the Draw down and shall be in the form of a board resolution of HTTP setting out the following:

       i   The amount required

       ii  The Period
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       iii  The officer of HTTP authorised to arrange the Draw down with Asia IT

       iv The intended use of the funds, which is to be for a purpose approved by Asia IT (such approval not to be unreasonably withheld)

       v Confirmation that such use is properly incurred in the ordinary course of HTTP's business

3.  REDUCTION PRO-RATA TO ASSET SALES

    (a) The purpose of the Facility is to fund HTTP's financing requirements pending the realisation of investment assets which are planned during the year

    (b) Accordingly the Facility will be reduced pro-rata to the realisation of investment assets (whether realised by sale, call of guarantee or other method)

    (c) Such reduction shall occur automatically upon the receipt by HTTP of funds from such realisation and HTTP hereby undertakes to inform Asia IT of such assets sales forthwith upon receipt of funds

4.  INTEREST

    (a) Interest will be calculated in respect of each Advance on the basis of the number of days elapsed and a 365 day year.

    (b) Interest is payable at 2% above LIBOR.

    (c) Any withholding taxes or other charges howsoever imposed shall be paid by HTTP.

    (d) Interest shall be paid upon the repayment of each Advance.

5.  DRAW DOWN FEE

    You shall pay to us a Draw down Fee in the agreed sum of $400,000 (Four Hundred Thousand United States Dollars) in the event that you draw down any part of the Facility. Such Fee will be paid at the end of the Commitment Period.

6.  FORM OF PAYMENTS

    (a) All payments due to be made to Asia IT shall be paid to our Bankers as we may direct from time to time.

    (b) All payments by HTTP under this Facility are to be made in immediately available funds free and clear of and without any with holding or deduction for any and all present and future taxes duties or other charges. If you are compelled by law to make any such withholding or deduction you will pay to us such additional amounts as are required to enable us to receive the amount which would be payable if no such withholding or deduction had been required. You shall provide us with evidence that such taxes, duties or charges have been paid by forwarding to us official receipts within 30 days of payment.

7.  NEGATIVE PLEDGE

    HTTP undertakes that during the Commitment Period it will not incur any borrowings either directly or through a subsidiary or associate company other than those under this Facility or under existing facilities which have been disclosed to Asia IT without the consent of Asia IT

8.  TERM OF FACILITY & EVENTS OF DEFAULT

    (a) The Facility, subject to the reduction referred to in Clause 3 above shall be for a term of up to twelve months from 1st January 2001.
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    (b) Upon the occurrence of an event of default as set out below all sums due under the Facility including all outstanding Advances together with accrued interest shall become immediately repayable. Until such repayment is made interest shall accrue on a daily basis at the rate of 6% above LIBOR on all outstanding Advances together with accrued interest.

    (c) All costs of recovery of sums due following an event of default are an additional liability for HTTP

    (d) Events of default are:

       i   Failure to inform Asia IT of a realisation pursuant to Clause 3

       ii  Any breach or proposed or attempted breach of Clause 7

       iii Deviation of over 20% on a rolling quarterly basis from the agreed group cash flows prepared by HTTP

       iv  Failure to make timely payment of any sum due under this Facility

       v The appointment of a receiver or administrator or the application to any court for protection from creditors by HTTP or any group or associated company

9.  CONDITIONS PRECEDENT

    Prior to any Draw down being made under the Facility the following shall have been received by us and found to be satisfactory:

    (a) A certified true copy of HTTP's Certificate of Incorporation or other evidence of incorporation

    (b) A certified true, complete and up-to-date copy of HTTP's memorandum and articles of association or other instrument[s]containing HTTPs constitution (e.g. charter, statutes, bylaws)

    (c) A certified true copy of a resolution of HTTP's Board of Directors authorising acceptance of the Facility on the terms and conditions set out in this Letter;

    (d) A certified true copy of a resolution of HTTP's Board of Directors authorising an officer of your Company to sign the enclosed duplicate of this Letter indicating such acceptance

10. ENTIRE AGREEMENT

    This Agreement constitutes the sole and entire agreement and understanding of Asia IT and HTTP with respect to the subject matter contained herein and supersedes and supplants any and all other representations and agreements pertaining thereto.

11. MODIFICATION

    This agreement may not be modified, amended or otherwise altered whatsoever, except by written instrument executed by both Asia IT and HTTP.

12. GOVERNING LAW

    The construction validity and performance of this agreement of this Facility shall be governed by the laws of the Canton of Geneva, Switzerland, without giving effect to the principles of conflicts of law. The parties agree that the venue for any action in relation to this Facility shall be Geneva, Switzerland.

13. NOTICE

    (a) The addresses for service of documents for the Parties shall be as shown under this agreement.
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    (b) Each party shall give written notice to the other of any change in its address for service under this agreement.

    (c) Any notice shall be deemed well served on the party to whom it is addressed if it is served personally or sent by pre-paid recorded delivery post addressed to such party at its address for service.

14. WARRANTIES

    The Parties hereby warrant that all necessary approvals and authorities have been obtained by them to enable the completion of this agreement and that the signatories hereto are authorized by their respective organizations to sign this agreement and to bind the Parties.

    We look forward to your reply and to receipt of the documents called for above. If we have not received your reply and satisfactory documents on or before the 28th day of December 2000 the offer constituted by this Letter will lapse. Please indicate your acceptance of this Facility by signing and returning the enclosed copy of this letter. Compliance with Clause 9 will be required before a Draw down can be made.

    Yours faithfully

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
/s/ WILLY PATERSON-BROWN                       /s/ STEFAN ALLESCH-TAYLOR
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WILLY PATERSON-BROWN                           For & on behalf of
Director                                       HTTP Technology Inc
ASIA IT CAPITAL INVESTMENTS
LIMITED
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